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Exhibit 3.18

Sec. 183.0202 Wis. Stats.	SEAL OF WISCONSIN

State of Wisconsin
Department of Financial Institutions

ARTICLES OF ORGANIZATION—LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin Limited Liability Company under Chapter 183 of the Wisconsin Statutes:

Article 1.	Name of the limited liability company: Rikco International, LLC
Article 2.	The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.
Article 3.	Name of the initial registered agent: Rickey I. Kanter
Article 4.	Street address of the initial registered office: 10116 North Anne Court Mequon, WI 53092 United States of America
Article 5.	Management of the limited liability company shall be vested in: A member or members
Article 6.	Name and complete address of each organizer: Gregory J. Sell c/o Davis & Kuelthau, s.c. 111 E. Kilbourn Avenue, Suite 1400 Milwaukee, WI 53202-6613 United States of America
Other Information.	This document was drafted by: Gregory J. Sell, Esq.

Organizer Signature: Gregory J. Sell

Date & Time of Receipt: 12/27/2001 2:19:22 PM

Credit Card Transaction Number: 2001122737515

ARTICLES OF ORGANIZATION—Limited Liability Company(Ch. 183)

Filing Fee: $130.00 Total Fee: $130.00

ENDORSEMENT

State of Wisconsin
Department of Financial Institutions

EFFECTIVE DATE	Name Check Initials

12/27/2001	MOC

FILED 12/28/2001	Examiner's Initials MOC Entity ID Number R037852

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  Exhibit 3.18
ARTICLES OF ORGANIZATION—LIMITED LIABILITY COMPANY